UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

GL Energy and Exploration, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	52-52190362
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-31032

Commission File Number

10330 Pioneer Blvd., Suite 290, Santa Fe Springs, California 90670

(Address of principal executive offices)

Registrant’s telephone number including area code: (562) 903-1114

#300-1497 Marine Drive, West Vancouver, B.C.        V7T 1B8

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operation

Item 1.01.                                          Entry into a Material Definitive Agreement

On October 13, 2004, by an action of written of consent of the directors of GL Energy and Exploration, Inc., a Delaware corporation (hereinafter, “GL Energy”), the directors of GL Energy authorized the execution of an Agreement and Plan of Reorganization (the “Merger Agreement”) with American Southwest Music Distribution, Inc., a privately held Texas corporation (hereinafter “American Southwest”).  On October 13, 2004, the authorized representatives of GL Energy and the authorized representative of American Southwest Music Distribution executed the Merger Agreement on behalf of GL Energy and American Southwest, respectively.

On October 15, 2004, by Written Consent of the Majority of the Stockholders, the controlling shareholder of GL Energy, Donald Byers, consented to the terms of the Merger Agreement.  GL Energy is currently preparing an Information Statement.  After a complete review by the Securities and Exchange Commission, a definitive copy of the Information Statement will be sent, pursuant to section 14(c) of the Securities Exchange Act of 1934 and Regulation 14C, to all of the shareholders of record as of the close of business of January 4, 2005. The Information Statement will be provided to GL Energy’s shareholders to provide them with certain information concerning the Merger.  Pursuant to Rule 14c-2, under the Securities Exchange Act of 1934, as amended, the Merger will not become effective until a date that is at least 20 days after the date on which the Information Statement has been mailed to GL Energy’s stockholders.  The number of shares voted and held by the controlling shareholder, Donald Byers, was sufficient to satisfy the stockholders vote requirement to approve the Merger, and no additional votes will be needed or requested to approve the Merger Agreement.

Pursuant to the Merger Agreement, American Southwest will be acquired by and merged into GL Energy. GL Energy will be the surviving corporation.  As a condition of the Merger Agreement, GL Energy will change its name to “American Southwest Music Distribution, Inc.” By the action of written consent of the directors of GL Energy, the directors have authorized GL Energy’s name change. By Written Consent of the Majority of the Stockholders, the controlling shareholder of GL Energy, also, consented to GL Energy’s name change.

As an additional condition to the Merger Agreement, GL Energy agreed that it will undergo a 1:35 reverse stock split and the number of common shares authorized will be increased so that 100,000,000 common shares will be authorized after giving effect to the reverse stock split.  As of the date of this filing, neither the board of directors, nor the majority shareholders have given consent to the reverse stock or increase in the authorized stock.

As a condition of the Merger Agreement, David Michery and Marcus Sanders were appointed to GL Energy’s board of directors on October 1, 2004.  David Michery is the majority shareholder of American Southwest. Marcus Sanders has acted as legal counsel for American Southwest and Mr. David Michery, prior to the Merger.  American Southwest only has two shareholders, David Michery and Kent Puckett.

Pursuant to the Merger Agreement, in exchange for the GL Energy’s purchase of all of American Southwest’s 4,294 issued and outstanding shares of common stock from David Michery and Kent Puckett, GL Energy will issue to David Michery 20,295,000 shares of GL Energy’s common stock and 21,630 shares of preferred stock, and will issue to Kent Puckett 2,205,000 shares of GL Energy’s common stock and 2,305 shares of preferred stock.  As a result of the Merger, David Michery will become the controlling shareholder of GL Energy.

The Merger Agreement will not become effective until the date that is at least 20 days after the date on which the Information Statement has been mailed to the stockholders, and upon the filing of a Certificate of Merger with the Secretary of State of Delaware

Section 3 — Securities and Trading Markets

Item 3.02.                                          Unregistered Sales of Equity Securities

Pursuant to the Merger Agreement, GL Energy will sell the following securities that will be not registered under the Securities Act.

(a)           Securities Sold:  On the effective date of the Merger Agreement, GL Energy will issue 22,500,000 shares of GL Energy’s common stock (the “Common Stock”) and 23,980 shares of GL Energy’s Series A Convertible Preferred Stock (the “Preferred Stock”) to the two shareholders of American Southwest, David Michery and Kent Puckett.  David Michery and Kent Puckett are the sole shareholders of American Southwest.

Each share of the Preferred Stock has a face value of $1,000.00 per share.  Each share of the Preferred Stock entitles their holder to vote the number shares equal to the number of shares of common stock into which the shares of Preferred Stock may be converted.  The shares of Preferred Stock have a stated compounded dividend of 6% per annum based on the stated value of $1,000 per share, payable as permitted by law and declared by the board of directors, or upon the redemption or conversion of the Preferred Stock into common stock, if the shares of Series A Convertible Preferred Stock are converted 24 months after their issuance to the holder. The Board of directors may not declare or pay any dividends on the common stock unless a dividend is first declared and paid all unpaid dividends on the Preferred Stock. The holders of the Preferred Stock shall have the right to two demand registrations, and unlimited “piggy-back” registration rights subject to pro rata cutback at the underwriters’ discretion. The holders of the Preferred Stock have S-3 registration rights, if and when GL Energy qualifies for registration pursuant to Securities and Exchange Commission form S-3.

(b)           Underwriters and Other Purchasers: No underwriters or other purchasers were involved with respect to this share issuance.

(c)           Consideration: As consideration and in exchange for the issuance of the Common Shares and the Preferred Shares, GL Energy will receive all of the 4,294 issued and outstanding shares of American Southwest.

(d)           Exemption From Registration Claimed:  GL Energy relied upon the private placement exemption of Section 4(2) of the Securities Act of 1933, and rule 506 of Regulation D under the Act, under the grounds that the issuance does not involve a public offering.  American Southwest only has two shareholders.  Each shareholder represented and warranted to GL Energy in the Merger Agreement that they have been furnished substantial information regarding GL Energy, and had the opportunity to ask questions and receive answers from the GL Energy regarding GL Energy’s business and its financial condition.  Each shareholder further represented and warranted that have such knowledge and experience in financial, tax and business matters as to enable each to evaluate the merits and risks of GL Energy’s shares and to make an informed investment decision.  The offer and issuance of the Common Stock and Preferred Stock were not made pursuant a general solicitation or general advertisement by GL Energy.  No broker/dealers were involved in this transaction.

(e)           Terms of Conversion or Exercise:  The 23,980 shares of Preferred Stock are convertible into 599,500,000 shares of GL Energy’s common stock, at the election of the Preferred Stock holder.  Each share of the Series A Convertible Preferred Stock has a face value of $1,000.00 per share, and is convertible into shares of GL Energy’s common stock at the rate of $.04 per share.  On the effective date of the proposed reverse stock split pursuant the Merger Agreement, all of the Series A Convertible Preferred Stock shall be automatically converted into GL Energy’s common stock.

(f)                                    Use of Proceeds: Not applicable.

SIGNATURES

                Pursuant to the requirements required of the Securities and Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN SOUTHWEST MUSIC
DISTRIBUTION, INC.

DATED: February 28, 2005	BY:	/s/ David Michery
DAVID MICHERY
President